UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 16, 2006

CBRL GROUP, INC.

Tennessee	0-25225	62-1749513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(615) 444-5533

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[X] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Wachovia Commitment Letter

On March 16, 2006, CBRL Group, Inc. (the “Company’) entered into a commitment letter (the “Wachovia Commitment Letter”) and related fee letter with Wachovia Bank, National Association (“Wachovia Bank”) and Wachovia Capital Markets, LLC (“Wachovia Capital Markets” and, together with Wachovia Bank, the “Wachovia Parties”), pursuant to which, and subject to the terms and conditions set forth therein, the Wachovia Parties have agreed to provide the Company with a $1.25 billion credit facility. The credit facility is expected to consist of a $250 million revolving credit facility, an $800 million initial term facility and a $200 million delayed draw term facility.

The Company intends to use the proceeds from the credit facility to repurchase the Company’s common stock, to refinance its existing indebtedness, to pay fees and expenses associated with the credit facility and for general corporate purposes. Wachovia’s commitment terminates on the earlier of May 15, 2006, or the closing of the credit facilities and related transactions contemplated by the Wachovia Commitment Letter.

A copy of the Wachovia Commitment Letter agreement is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Wachovia Commitment Letter and the transactions contemplated thereby is not intended to be complete, and is qualified in its entirety by the complete text of the Wachovia Commitment Letter.

Compensatory Plans and Arrangements

On March 16, 2005, the following compensatory plans or arrangements were approved for certain officers and/or directors of the Company. Each of the plans or arrangements was established pursuant to and comprises a part of the 2002 Omnibus Incentive Compensation Plan (the "Omnibus Plan").

2006 Success Plan (the "Success Plan")

The Success Plan was adopted in order to reward certain key personnel, including certain executive officers of the Company and its subsidiaries, for undertaking and for various degrees of success in implementing the restructuring plan announced March 16, 2006. The restructuring (the “Restructuring Plan”) includes implementation of a modified Dutch auction style tender offer in an amount of at least $700 million and related financing (the “Tender Offer”) and divestiture of the Company’s wholly-owned subsidiary, Logan’s Roadhouse, Inc. (the “Logan’s Divestiture”) at one of two levels of proceeds (the “Target Level” and the “Maximum Level”).

The Success Plan includes a $7.9 million bonus pool that will be paid to two groups of executives: the “CBRL Participants” and the “Logan’s Participants.”  Bonuses under the Success Plan will be earned by CBRL Participants as follows:

(a)	twenty-five percent (25%) upon the earlier to occur of: (1) commencement of the Tender Offer; or (2) termination by the Board of the Restructuring Plan;

(b)	twenty-five percent (25%) upon the completion of the Tender Offer;

(c)	twenty-five percent (25%) upon completion of the Logan’s Divestiture; and

(d)	twenty five percent (25%) upon completion of the Logan’s Divestiture at the Maximum level.

Bonuses under the Success Plan will be earned by Logan’s Participants as follows:

(a)	fifty percent (50%) upon the earlier to occur of: (1) completion of the Tender Offer; or (2) termination by the Board of the plan for a Logan’s Divestiture;

(b)
seventy-five percent (75%) (inclusive of any amount to be paid pursuant to sub-section (a) above, subject to sub-section (c) below) upon completion of the Logan’s Divestiture at or above the Target level; and

(c)	one hundred percent (100%) (inclusive of any amount to be paid pursuant to sub-sections (a) and (b) above) upon completion of the Logan’s Divestiture at or above the Maximum level.

The maximum bonus to be paid under the Success Plan to the following executive officers of the Company, among others, if the Company reaches the maximum performance goals established by the Compensation and Stock Option Committee (the "Committee") is set forth in the chart below. At minimum levels, 25% will be paid in the case of the CBRL Participants and 50% will be paid in the case of the Logan’s Participants. If the performance level with respect to the Logan’s Divestiture is between the Target and the Maximum level, then each such officer shall receive a payment on a graduated scale. Bonuses are payable six months after the latest of: (a) completion of the Tender Offer; (b) completion of the Logan’s Divestiture; or (c) termination by the Board of the Restructuring Plan. The Committee also retains discretion to reduce or eliminate any Success Award.

Name	Maximum Success Bonus
Michael A. Woodhouse, Chairman of the Board and Chief Executive Officer	$4.219 million
Lawrence E. White, Senior Vice President, Finance and Chief Financial Officer	$1.052 million
N.B. Forrest Shoaf Senior Vice President and General Counsel	$1.052 million
G. Thomas Vogel, President and Chief Operating Officer, Logan's Roadhouse, Inc.	$844,000

Modification of awards under 2006 Annual Bonus Plan and LTI

Reference is made to Item 1.01 of the Company’s Current Report on Form 8-K filed with the Commission on August 1, 2005 in which the Company disclosed the adoption of the FY 2006 Annual Bonus Plan (“ABP”) and the FY 2006 LTI Plan (the “LTI”) (which includes the 2006 Mid-term Incentive Retention Plan (the “MTIRP”)).

Because of the strategic initiatives being undertaken in connection with the Restructuring Plan by the Company, the Committee has modified the performance factors used in the ABP and the LTI (including the MTIRP) to reflect, for Logan’s participants, the Logan’s Divestiture and the closure of three Logan’s restaurants during the current fiscal year, and, for Cracker Barrel Old Country Stores (“Cracker Barrel”) participants, expenditures that may be made to undertake certain initiatives to extend the Cracker Barrel brand image.

Restricted Share Grant to Cyril J. Taylor

On March 16, 2006, the Company awarded Mr. Taylor a restricted stock grant of 10,000 shares, which “cliff vest” 100% on March 16, 2011.

Change in Control Agreements

On March 16, 2005, the Company entered into change in control agreements with Cyril J. Taylor, President and Chief Operating Officer of Cracker Barrel, and G. Thomas Vogel, President of Logan’s Roadhouse, Inc. (“Logan’s”). Those agreements are filed, respectively, as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K.

The change in control agreements provide that each of Mr. Taylor and Mr. Vogel will receive specified benefits if after a "change in control" (of the Company, in the case of Mr. Taylor, and of Logan’s, in the case of Mr. Vogel) there is: (1) a material change in duties or responsibilities resulting in the assignment of duties and responsibilities inferior to the duties and responsibilities in effect at the time of change in control, (2) a reduction in salary or a material change in benefits (excluding discretionary bonuses), or (3) a change in the location of work assignments from the location at the time of change in control to any other location that is further than 50 miles away from the location at the time of change in control. The salary payments will equal 2.99 times the average salary and bonus for the 3 years prior to a change in control (including, when required, a gross-up payment to cover excise taxes), and benefits will include continuation of and payments for health benefits for a 2-year period (Mr. Taylor) and a one-year period (Mr. Vogel). Mr. Taylor’s agreement defines "change in control" to include certain circumstances in which a person becomes the beneficial owner of securities representing 20% or more of the combined voting power of the Company’s voting stock, a majority of the Company’s Board changes within a 2-year period, or the Company merges, consolidates or reorganizes. Mr. Vogel’s agreement defines “change in control” to include the Company’s sale of Logan’s (other than through a public offering of its stock) or the merger, consolidation or reorganization of Logan’s. Mr. Vogel’s agreement is similar (and complementary) to an agreement that he has with the Company regarding a “change in control” of the Company. The foregoing is only a summary of the agreements and is qualified in its entirety by reference to the agreements themselves, attached as Exhibits 99.2 and 99.3.

Item 1.02. Termination of a Material Definitive Agreement

See Item 1.01 above. In connection with the entry into the change of control agreement with Cyril J. Taylor, his prior change in control agreement was terminated. Mr. Taylor’s former agreement was identical to the replacement agreement in all material respects with the exception that the salary payments were based on a factor of 2.0 times average salary and bonus rather than 2.99 times under the replacement agreement.

Item 7.01. Regulation FD Disclosure.

On March 16, 2006, CBRL Group, Inc. (the “Company”) issued the press releases that are furnished as Exhibits 99.4, 99.5 and 99.6 to this Current Report on Form 8-K, each of which by this reference is incorporated herein as if copied verbatim. The press releases announce:

(a)
adoption by its Board of Directors of a restructuring plan that includes the incurrence of up to $1.25 billion in indebtedness, $800 million of which is intended to be used to implement a modified Dutch auction tender offer for shares of the Company’s common stock;

(b)	proposed public offer of the stock of the Company’s wholly-owned subsidiary, Logan’s Roadhouse, Inc. pursuant to Rule 135 promulgated by the Commission; and

(c)	declaration of a cash dividend of thirteen cents per share, payable on May 8, 2006 to shareholders of record on April 14, 2006.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements. None

(b) Pro Forma Financial Information. None

(c) Exhibits.

99.1	Commitment Letter for $1.25 billion credit facility

99.2	Change in Control Agreement with Cyril J. Taylor

99.3	Change in Control Agreement with G. Thomas Vogel

99.4	Press Release dated March 16, 2006 re: restructuring plan

99.5	Rule 135 Notice re Logan’s Roadhouse, Inc.

99.6	Press Release dated March 16, 2006 re: dividend declaration

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2006		CBRL GROUP, INC.

	By:	/S/ N.B. Forrest Shoaf
	Name:	N.B. Forrest Shoaf
	Title:	Senior Vice President, Secretary and General Counsel